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MSB:KHP                               June 22, 1994


Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Dear Sirs:

          We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Mining Corporation, a Delaware corporation ("Newmont"), with the Securities and Exchange Commission (the "Commission") relating to (i) shares of common stock, par value $1.60 per share, of Newmont (the "Common Shares"), which include equal value rights (the "Equal Value Rights") and preferred stock purchase rights (the "Preferred Stock Rights" and, together with the Equal Value Rights, the "Rights") which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Shares, (ii) shares of preferred stock, par value $5.00 per share, of Newmont (the "Preferred Shares"), which may be convertible into Common Shares, (iii) depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") which will represent fractional interests in Preferred Shares, (iv) convertible debt securities of Newmont ("Convertible Debt Securities), consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of Newmont, which may be either senior debt securities ("Convertible Senior Debt Securities") or subordinated debt securities ("Convertible Subordinated Debt Securities") and which are convertible into Common Shares and (v) warrants to purchase Common Shares (the "Warrants"). The Common Shares, the Preferred Shares, the Depositary Shares, the Convertible Debt Securities and the Warrants are collectively referred to herein as the "Securities". The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities will not exceed $300,000,000.

          The Convertible Senior Debt Securities will be issued from time to time pursuant to the terms of an Indenture (the "Senior Debt Indenture") between Newmont and The Bank of New York, as Trustee, filed as Exhibit 4.12 to the Registration Statement. The Convertible Subordinated Debt Securities will be issued from time to time pursuant to the terms of an Indenture (the "Subordinated Debt Indenture") between Newmont and The Bank of New York, as Trustee, filed as Exhibit 4.13 to the Registration Statement. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to herein individually as the "Indenture". The Warrants are to be issued pursuant to the terms of a Warrant Agreement (the "Warrant Agreement"), in the form filed as Exhibit 4.15 to the Registration Statement, between Newmont and a bank or trust company to be named by Newmont (the "Warrant Agent"). The Depositary Receipts evidencing Depositary Shares are to be issued under a Deposit Agreement (the "Deposit Agreement"), in the form filed as Exhibit 4.14 to the Registration Statement, between Newmont and a bank or trust company to be named by Newmont (the "Depositary"). The Equal Value Rights will be issued pursuant to the Rights Agreement, dated as of September 23, 1987, as amended (the "Equal Value Rights Agreement"), between Newmont and Chemical Bank, as Rights Agent. The Preferred Stock Rights will be issued pursuant to a Rights Agreement, dated as of August 30, 1990, as amended (the "Preferred Stock Rights Agreement"), between Newmont and Chemical Bank, as Rights Agent.

          Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

          1. With respect to the Common Shares, when (a) the issuance of the Common Shares has been duly authorized by appropriate corporate action, (b) the certificates for the Common Shares have been duly executed by Newmont,
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countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, (x) the Common Shares will be validly issued, fully paid and nonassessable and (y) the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

          2. With respect to the Preferred Shares, when (a) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action,
(b) the Certificate of Designations establishing the terms of the Preferred Shares has been duly approved by appropriate corporate action, duly executed by Newmont and filed with the Secretary of State of the State of Delaware, (c) the certificates for the Preferred Shares have been duly executed by Newmont, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, and (d) if the Preferred Shares are convertible into Common Shares, (i) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (ii) the Preferred Shares are presented for conversion in accordance with the terms thereof and
(iii) the certificates for such Common Shares have been duly executed by Newmont, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Preferred Shares, (x) the Preferred Shares will be validly issued, fully paid and nonassessable and (y) if the Preferred Shares are convertible into Common Shares, the Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable and the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

          3. With respect to the Depositary Shares, when (a) the Deposit Agreement pursuant to which the Depositary Receipts are to be issued has been duly authorized, executed and delivered by Newmont and the Depositary, (b) the issuance of the Preferred Shares underlying the Depositary Shares has been duly authorized by appropriate corporate action, (c) the Certificate of Designations establishing the terms of the Preferred Shares has been duly approved by appropriate corporate action, duly executed by Newmont and filed with the Secretary of State of the State of Delaware, (d) the certificates for the Preferred Shares have been duly executed by Newmont, countersigned by the transfer agent therefor and deposited pursuant to the Deposit Agreement in exchange for the Depositary Receipts, (e) the Depositary Receipts have been duly executed by the Depositary in accordance with the provisions of the Deposit Agreement and duly delivered to the purchasers thereof against payment therefor, and (f) if the Preferred Shares are convertible into Common Shares,
(i) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (ii) the Preferred Shares are presented for conversion in accordance with the terms thereof and (iii) the certificates for such Common Shares have been duly executed by Newmont, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Preferred Shares, (x) the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Depositary Agreement; (y) the Preferred Shares represented by such Depositary Shares will be validly issued, fully paid and nonassessable; and (z) if the Preferred Shares represented by such Depositary Shares are convertible into Common Shares, the Common Shares issuable upon conversion of such Preferred Shares will be validly issued, fully paid and nonassessable and the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

          4. With respect to the Convertible Debt Securities, when (a) the Indenture pursuant to which the Convertible Debt Securities are to be issued has been duly authorized, executed and delivered by Newmont and the trustee thereunder (the "Trustee"), (b) the issuance of the Convertible Debt Securities, and the issuance of the Common Shares issuable upon conversion thereof, have been duly authorized by appropriate corporate action, (c) the certificates for the Convertible Debt Securities have been duly executed by Newmont and authenticated by the Trustee in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof against payment therefor, (d) the Convertible Debt Securities are presented for conversion in accordance with the terms thereof and of the Indenture and (e) the
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certificates for such Common Shares have been duly executed by Newmont, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto in accordance with the terms of the Convertible Debt Securities and the Indenture, (x) the Convertible Debt Securities will be valid and legally binding obligations of Newmont, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (y) the Common Shares issuable upon conversion of the Convertible Debt Securities will be validly issued, fully paid and nonassessable and the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

          5. With respect to the Warrants, when (a) the Warrant Agreement pursuant to which the Warrants are to be issued has been duly authorized, executed and delivered by Newmont and the Warrant Agent, (b) the issuance of the Warrants, and the issuance of the Common Shares issuable upon exercise of the Warrants, have been duly authorized by appropriate corporate action, (c) the certificates representing the Warrants have been duly executed by Newmont and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, (d) the Warrants are duly exercised, and the exercise price therefor paid, in accordance with the terms of the Warrants and the Warrant Agreement, and (e) the certificates for the Common Shares issuable upon exercise of the Warrants have been duly executed by Newmont, countersigned by the transfer agent therefor and duly delivered to the persons entitled thereto upon such exercise, (x) the Warrants will be valid and legally binding obligations of Newmont, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (y) the Common Shares issued upon exercise of the Warrants will be validly issued, fully paid and nonassessable and the Rights, if any, included with the Common Shares will be duly authorized and validly issued.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Securities" in the Prospectus forming part of the Regis-tration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,